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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 12, 1996, except for Note 17, as to which the date is November 6, 1996, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-17305) and related Prospectus of International Knife & Saw, Inc. for the registration of $90,000,000 of its 11-3/8% Senior Subordinated Notes due 2006.



                                          /s/ ERNST & YOUNG LLP



Cincinnati, Ohio


January 27, 1997